AMENDED AND RESTATED FOREIGN CUSTODY MANAGER AGREEMENT

SCHEDULE 1

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Foreign Custody Manager Agreement dated as of May 16, 2001.

INVESTMENT COMPANY	ORGANIZATION	SERIES ---(if applicable)

Franklin Custodian Funds	Delaware Statutory Trust	Franklin Dynatech Fund Franklin Growth Fund Franklin Income Fund Franklin Utilities Fund
Franklin Floating Rate Master Trust	Delaware Statutory Trust	Franklin Floating Rate Master Series
Franklin Global Trust	Delaware Statutory Trust

Franklin Global Real Estate Fund

Franklin International Growth Fund

Franklin International Small Cap Growth Fund

Franklin Large Cap Equity Fund

Franklin Templeton Emerging Market Debt Opportunities Fund

Franklin Gold and Precious Metals Fund	Delaware Statutory Trust
Franklin High Income Trust	Delaware Statutory Trust	Franklin High Income Fund

BONY FCM Schedule                                                                                                               1                                                                                              Revised as of 8-1-10

INVESTMENT COMPANY	ORGANIZATION	SERIES ---(if applicable)
Franklin Investors Securities Trust	Delaware Statutory Trust

Franklin Balanced Fund

Franklin Convertible Securities Fund

Franklin Equity Income Fund

Franklin Floating Rate Daily Access Fund

Franklin Low Duration Total Return Fund

Franklin Real Return Fund

Franklin Total Return Fund

Franklin Managed Trust	Delaware Statutory Trust	Franklin Rising Dividends Fund
Franklin Mutual Series Funds	Delaware Statutory Trust	Mutual Beacon Fund Mutual European Fund Mutual Financial Services Fund Mutual Global Discovery Fund Mutual International Fund Mutual Quest Fund Mutual Shares Fund
Franklin Real Estate Securities Trust	Delaware Statutory Trust	Franklin Real Estate Securities Fund
Franklin Strategic Mortgage Portfolio	Delaware Statutory Trust
Franklin Strategic Series	Delaware Statutory Trust

Franklin Biotechnology Discovery Fund

Franklin Flex Cap Growth Fund

Franklin Focused Core Equity Fund

Franklin Growth Opportunities Fund

Franklin Natural Resources Fund

Franklin Small Cap Growth Fund

Franklin Small-Mid Cap Growth Fund

Franklin Strategic Income Fund

BONY FCM Schedule                                                                                                               2                                                                                              Revised as of 8-1-10

INVESTMENT COMPANY	ORGANIZATION	SERIES ---(if applicable)

Franklin Templeton Fund Allocator Series	Delaware Statutory Trust

Franklin Templeton Conservative Allocation Fund

Franklin Templeton Corefolio Allocation Fund

Franklin Templeton Founding Funds Allocation Fund

Franklin Templeton Growth Allocation Fund

Franklin Templeton Moderate Allocation Fund

Franklin Templeton 2015 Retirement Target Fund

Franklin Templeton 2025 Retirement Target Fund

Franklin Templeton 2035 Retirement Target Fund

Franklin Templeton 2045 Retirement Target Fund

Franklin Templeton International Trust	Delaware Statutory Trust	Franklin India Growth Fund
Franklin Templeton Variable Insurance Products Trust	Delaware Statutory Trust	Franklin Flex Cap Growth Securities Fund Franklin Global Real Estate Securities Fund Franklin Growth and Income Securities Fund

Franklin High Income Securities Fund

Franklin Income Securities Fund

Franklin Large Cap Growth Securities Fund

Franklin Large Cap Value Securities Fund

Franklin Rising Dividends Securities Fund

Franklin Small Mid-Cap Growth Securities Fund

Franklin Small Cap Value Securities Fund

Franklin Strategic Income Securities Fund

Franklin U.S. Government Fund

Franklin Zero Coupon Fund – 2010

Mutual Global Discovery Securities Fund

Mutual International Securities Fund

Mutual Shares Securities Fund

Templeton Global Bond Securities Fund

BONY FCM Schedule                                                                                                               3                                                                                              Revised as of 8-1-10

INVESTMENT COMPANY	ORGANIZATION	SERIES ---(if applicable)

Franklin Value Investors Trust	Massachusetts Business Trust	Franklin All Cap Value Fund Franklin Balance Sheet Investment Fund Franklin Large Cap Value Fund Franklin MicroCap Value Fund Franklin MidCap Value Fund Franklin Small Cap Value Fund
Templeton Global Investment Trust	Delaware Statutory Trust	Templeton Income Fund
Templeton Income Trust	Delaware Statutory Trust	Templeton Global Total Return Fund Templeton International Bond Fund

CLOSED END FUNDS:
Franklin Mutual Recovery Fund Franklin Templeton Limited Duration Income Trust	Delaware Statutory Trust Delaware Statutory Trust
Franklin Universal Trust	Massachusetts Business Trust

BONY FCM Schedule                                                                                                               4                                                                                              Revised as of 8-1-10